UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 3, 2003
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

          UAL Corporation today announced that it is terminating its employee stock ownership plan (ESOP) and, with the participation and approval of the International Association of Machinists and the Air Line Pilots Association, distributing to participants in the ESOP the assets in their respective ESOP accounts.

          The ESOP termination follows the issuance of a regulation by the Internal Revenue Service (IRS) that permits the ESOP to distribute the ESOP shares to plan participants without jeopardizing UAL's net operating loss (NOL) tax benefits, which the Company believes are important to its successful emergence from Chapter 11. To preserve the NOL, the bankruptcy court earlier this year enjoined the sale of UAL shares by major holders of the stock, such as the ESOP. As a result of the IRS regulation, which effectively exempted distributions of ESOP shares from the terms of the injunction, the Company and its Creditors' Committee were able to approve the distribution to ESOP participants.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ M. Lynn Hughitt____
Name:	M. Lynn Hughitt
Title:	Vice President and Controller

Dated:  July 3, 2003